©2024 Laureate Education, Inc. Third Quarter 2024 Earnings Presentation October 31, 2024 Exhibit 99.2

2©2024 Laureate Education, Inc. Forward Looking Statements This presentation includes statements that express Laureate’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, ‘‘forward-looking statements’’ within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate’s actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates’’ or similar expressions that concern our strategy, plans or intentions. All statements we make relating to guidance (including, but not limited to, total enrollments, revenues, and Adjusted EBITDA), and all statements we make relating to our current growth strategy and other future plans, strategies or transactions that may be identified, explored or implemented and any litigation or dispute resulting from any completed transaction are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, including with respect to our current growth strategy and the impact of any completed divestiture or separation transaction on our remaining businesses. Accordingly, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 22, 2024, our subsequent Quarterly Reports on Form 10-Q filed, and to be filed, with the SEC and other filings made with the SEC. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law. In addition, this presentation contains various operating data, including market share and market position, that are based on internal company data and management estimates. While management believes that our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent source and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under “Industry and Market Data” in Laureate’s filings with the SEC.

3©2024 Laureate Education, Inc. Presentation of Non-GAAP Measures In addition to the results provided in accordance with U.S. generally accepted accounting principles (GAAP) throughout this presentation, Laureate provides the non-GAAP measurements of Adjusted EBITDA and its related margin, Adjusted EBITDA to Unlevered Free Cash Flow Conversion, total debt, net of cash and cash equivalents (or net debt), and Free Cash Flow. We have included these non-GAAP measurements because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. Adjusted EBITDA consists of net income (loss), adjusted for the items included in the accompanying reconciliation. The exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, Adjusted EBITDA and Adjusted EBITDA margin, which is calculated by dividing Adjusted EBITDA by revenue, are key inputs into the formula used by the compensation committee of our board of directors and our Chief Executive Officer in connection with the payment of incentive compensation to our executive officers and other members of our management team. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Adjusted EBITDA to Unlevered Free Cash Flow Conversion consists of Unlevered Free Cash Flow (which is defined as cash flows from operating activities, less capital expenditures (net of sales of PP&E), plus net cash interest expense) divided by Adjusted EBITDA. Adjusted EBITDA to Unlevered Free Cash Flow provides useful information to investors and others in understanding and evaluating our ability to generate cash flows. Total debt, net of cash and cash equivalents (or net debt) consists of total gross debt, less total cash and cash equivalents. Net debt provides a useful indicator about Laureate’s leverage and liquidity. Free Cash Flow consists of operating cash flow minus capital expenditures (net of sales of PP&E). Free Cash Flow provides a useful indicator about Laureate’s ability to fund its operations and repay its debt. Laureate’s calculations of Adjusted EBITDA and its related margin, Adjusted EBITDA to Unlevered Free Cash Flow Conversion, total debt, net of cash and cash equivalents (or net debt), and Free Cash Flow are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA and Free Cash Flow are reconciled from their respective GAAP measures in the attached tables “Non-GAAP Reconciliation”. We evaluate our results of operations on both an as reported and an organic constant currency basis. The organic constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates, acquisitions and divestitures. We believe that providing organic constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate organic constant currency amounts using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period, and then exclude the impact of acquisitions and divestitures.

4©2024 Laureate Education, Inc. Summary Overview Note: Throughout this presentation amounts may not sum to totals due to rounding

5©2024 Laureate Education, Inc.® | Confidential & Proprietary©2024 Laureate Education, I c. Executive Summary  Third quarter Revenue and Adjusted EBITDA ahead of guidance following strong macroeconomic recovery in Peru  New Enrollments in Peru +12% for Q3; through completion of the secondary intake cycle in November expected to be up 16% year-over-year  Favorable operating performance year-to-date  Year-to-date New and Total Enrollments increased 4% and 5%, respectively, versus comparable prior year period  Net Income of $85M in Q3; $49M increase versus prior year period  Includes one-time favorable tax adjustment of $38M  Strong operating performance in second half of the year offsetting FX headwinds  Increasing constant currency guidance, offsetting weakness in MXN Strong Third Quarter Results Following Peru Macroeconomic Recovery Improved Operating Performance Expected to Cover FX Headwinds

6©2024 Laureate Education, Inc. Compelling Investment Characteristics

7©2024 Laureate Education, Inc. Mexico Peru Combined Population 129 million 32 million 161 million Higher Education Students (000s) 5,193 1,841 7,034 Higher Education Gross Participation Rate1 34% 52% 38% Traditional 4+ yr degrees 33% 40% 35% Technical/Vocational 1% 12% 3% Market Share for Private Institutions2 43% 74% 54% Sources: UNESCO, World Bank, Secretaría de Educación Pública (Mexico), Superintendencia Nacional de Educación Superior Universitaria (Peru), Ministry of Education of Peru. Data as of year-end 2022. (1) Defined as total enrollments as compared to 18-24 year old population. (2) Private institution market share in higher education; for Mexico and Combined includes all states in which UVM or UNITEC have operations (total private market share for all of Mexico is 37%); for Peru based on total country. Attractive Markets with Significant Growth Opportunities Participation rates growing and still well below developed markets Attractive Market Opportunities in Mexico and Peru

Leading University Portfolio in Mexico & Peru

	Brand		Founded	Enrollment @ 9/30/24	Market Segment	QS Stars™ Overall	Ratings/Rankings
Mexico	UVM Universidad del Valle de México (UVM)		1960	127,000	Premium/ Traditional	★★★★	• Ranked Top 5 university in Mexico • 5-Stars rated by QS Stars™ in categories of Employability, Inclusiveness, Online Learning & Social Impact
Mexico	UNITEC Universidad Tecnológica de México (UNITEC)		1966	139,600	Value/ Teaching	★★★	• Largest private university in Mexico • 5-Stars rated by QS Stars™ in categories of Employability, Inclusiveness, Online Learning & Social Impact
Peru	Universidad Peruana de Ciencias Aplicadas (UPC)		1994	72,400	Premium/ Traditional	★★★★	• Ranked Top 5 university in Peru • 5-Stars rated by QS Stars™ in categories of Employability, Inclusiveness, Online Learning & Social Impact
Peru	UPN Universidad Privada del Norte (UPN)		1994	122,700	Value/ Teaching	★★★★	• 3rd largest private university in Peru • 5-Stars rated by QS Stars™ in categories of Employability, Inclusiveness, Online Learning & Social Impact
Peru	CIBERTEC CIBERTEC		1983	21,600	Technical/ Vocational		• One of the largest private technical / vocational institutes in Peru

Sources: QS Stars™, Guía Universitaria (UVM), AmericaEconomia (UPC)

©2024 Laureate Education, Inc.
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9©2024 Laureate Education, Inc. Q3 & YTD 2024 Performance Results

2024 Third Quarter – Financial Summary

($ in millions) (Enrollments rounded to the nearest thousand)	Q3 ’24 Results	Variance Vs. Q3 ’23 As Reported	Variance Vs. Q3 ’23 Organic/CC[1]	Notes
New Enrollment	**122K**	**6%**	**6%**	• Mexico +4% • Peru +12% driven by macroeconomic recovery
Total Enrollment	**483K**	**5%**	**5%**	• Mexico +7%, Peru +3% • Driven by new enrollment growth
Revenue	**$369**	**2%**	**9%**	• Enrollment growth and price/mix • +7% organic/cc adjusted for timing of academic calendar; +$4 impact
Adj. EBITDA	**$91**	**17%**	**22%**	• Benefitting from macroeconomic recovery in Peru • +15% organic/cc adjusted for timing of academic calendar; +$4M impact
Adj. EBITDA margin	**24.8%**	**311 bps**	**260 bps**	• +175 bps organic/cc adjusted for timing of academic calendar

Q3 Results Aided by Peru Macroeconomic Recovery and Favorable Intakes
Timing Adjusted Organic/CC[1]: Revenue +7%, Adjusted EBITDA +15%

(1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures.

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11©2024 Laureate Education, Inc. 2024 Q3 YTD – Financial Summary Q3 YTD ’24 Variance Vs. Q3 YTD ’23 Notes ($ in millions) (Enrollments rounded to the nearest thousand) Results As Reported Organic/CC1 New Enrollment 242K 4% 4% • Mexico +4% • Peru +4% Total Enrollment 483K 5% 5% • Mexico +7%, Peru +3% • Driven by new enrollment growth Revenue $1,143 6% 6% • +7% organic/cc adjusted for timing of academic calendar; ($9M) impact Adj. EBITDA $309 8% 7% • +9% organic/cc adjusted for timing of academic calendar; ($6M) impact Adj. EBITDA margin 27.0% 29 bps 15 bps • 51 bps organic/cc adjusted for timing of academic calendar (1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. Favorable Operating Performance Year-to-Date Timing Adjusted Organic/CC1: Revenue +7%, Adjusted EBITDA +9%

12©2024 Laureate Education, Inc. Segment Results

13©2024 Laureate Education, Inc. Mexico Segment Results Q3 Results Q3 YTD Results Notes ($ in millions) (Enrollments rounded to the nearest thousand) Q3 ’24 Organic/CC Vs. Q3 ’23 1 Q3 YTD ’24 Organic/CC Vs. Q3 YTD ’23 1 New Enrollment 91K 4% 152K 4% • +3% YoY growth expected for the completion of the intake cycle in November; +4% excluding campus closures Total Enrollment 267K 7% 267K 7% • Driven by new enrollments trends Revenue $183 9% $615 9% • YTD +10% organic/cc adjusted for timing of academic calendar; ($6M) impact Adj. EBITDA $20 2% $128 13% • YTD strong growth and productivity gains • YTD +18% organic/cc adjusted for timing of academic calendar; ($5M) impact Adj. EBITDA margin 11.0% (78 bps) 20.8% 72 bps • YTD +130 bps organic/cc adjusted for timing of academic calendar Continued Revenue Growth and Improvements in Profitability YTD Timing Adjusted Organic/CC1: Revenue +10%, Adjusted EBITDA +18% (1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures.

14©2024 Laureate Education, Inc. Peru Segment Results (1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. Q3 Results Q3 YTD Results Notes ($ in millions) (Enrollments rounded to the nearest thousand) Q3 ’24 Organic/CC Vs. Q3 ’23 1 Q3 YTD ’24 Organic/CC Vs. Q3 YTD ’23 1 New Enrollment 31K 12% 89K 4% • Strong secondary intake across all brands following macroeconomic recovery • +16% YoY growth expected for completion of secondary intake cycle in November Total Enrollment 217K 3% 217K 3% • Growth driven by strong secondary intake and favorable re-enrollments Revenue $186 8% $528 3% • YTD +4% organic/cc adjusted for timing of academic calendar; ($3M) impact Adj. EBITDA $80 23% $209 3% • YTD +3% organic/cc adjusted for timing of academic calendar; ($2M) impact Adj. EBITDA margin 42.9% 517 bps 39.7% (35 bps) • YTD (24 bps) organic/cc adjusted for timing of academic calendar Strong Q3 Secondary Intake Following Macroeconomic Recovery YTD Timing Adjusted Organic/CC1: Revenue +4%, Adjusted EBITDA +3%

15©2024 Laureate Education, Inc. Capitalization and Share Count

16©2024 Laureate Education, Inc. Q3 2024 Capitalization and Return of Capital Strong Balance Sheet and Cash Accretive Business Model Allow For Continued Return of Capital ($ in millions) Total Company as of 9/30/24 Gross Debt $155 Less: Cash & Cash Equivalents ($134) Net Debt $20  151M shares outstanding as of September 30th  Share Repurchase Update  Completed existing $100M shares repurchase program in September (initiated in Q1 2024)  Announced new $100M shares repurchase program on September 13th

17©2024 Laureate Education, Inc.® | Confidential & Proprietary Outlook

18©2024 Laureate Education, Inc.® | Confidential & Proprietary©2024 Laureate Education, I c. 2024 Outlook – Executive Summary  Market dynamics remain favorable for the private sector in Mexico and Peru  2024 Revenue growth expected at 5% Vs. 20231 (up 7% on an organic constant currency basis2)  2024 Adjusted EBITDA growth expected at 7%-8% Vs. 20231 (up 9%-10% on an organic constant currency basis2)  Adjusted EBITDA Margin accretion of ~0.6pts3 (~0.6pts FX neutral) driven by Mexico's continued margin optimization as well as additional reduction of corporate expenses  Adjusted EBITDA to Unlevered Free Cash Flow Conversion of approximately 40%  Includes one-time legacy Laureate payments of ~$45M primarily driven by deferred taxes  Absent legacy Laureate clean-up items, our Adjusted EBITDA to Unlevered Free Cash Flow conversion is targeted to reach ~50% in 2024, in line with our stated target profile (1) Based on actual FX rates for January through October, and spot FX rates (local currency per US dollar) of MXN 20.20 & PEN 3.77 for November through December 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. (2) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items (if applicable). (3) At mid-point of 2024 guidance provided. Note: An outlook for 2024 net income and reconciliation of the forward-looking 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA or its related margin to projected net income or its related margin without unreasonable effort.

2024 Outlook – Updated[1]

Improved Constant Currency Outlook Expected to Cover FX Headwinds (narrowing of range)

($ in millions) (Enrollments rounded to the nearest thousand)	Prior FY 2024 Outlook	Operational Change (mid-point)	FX Impact (mid-point)	Current FY 2024 Outlook[1]
Total Enrollment	467K – 473K	-	-	Approx. 470K
Revenue	$1,551 – $1,566	$15	($20)	$1,551 – $1,556
Adjusted EBITDA	$441 – $451	$6	($3)	$447 – $451

(1) Outlook is based on actual FX rates for January through October, and Spot FX rates (local currency per US dollar) of MXN 20.20 & PEN 3.77 for November through December 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded.

Note: An outlook for 2024 net income and reconciliation of the forward-looking 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

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20©2024 Laureate Education, Inc. Q4 2024 Guidance ($ in millions) Q4 2024 Outlook1 Revenue $408 – $413 Adjusted EBITDA $138 – $142 (1) Outlook is based on actual FX rates for October and Spot FX rates (local currency per US dollar) of MXN 20.20 & PEN 3.77 for November through December 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. Note: An outlook for Q4 net income and reconciliation of the forward-looking Q4 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

21©2024 Laureate Education, Inc. Appendix

22©2024 Laureate Education, Inc. 2024 Third Quarter – Net Income Reconciliation Q3 ’24 B / (W) Notes ($ in millions) Reported Vs. Q3 ’23 Adjusted EBITDA 91 13 Depreciation & Amortization (17) 1 Interest Expense, net (3) - Other 13 1 • Mainly non-cash FX translation on intercompany loans Income Tax 1 34 • One time benefit Income/(Loss) From Continuing Operations 85 49 Discontinued Operations (Net of Tax) - - Net Income / (Loss) 85 49 Net Income from Continuing Operations Improved Versus Prior Year

23©2024 Laureate Education, Inc. 2024 Q3 YTD – Net Income Reconciliation Q3 YTD ’24 B / (W) Notes ($ in millions) Reported Vs. Q3 YTD ’23 Adjusted EBITDA 309 22 Depreciation & Amortization (52) - Interest Expense, net (9) 2 Other 27 81 • Mainly non-cash FX translation on intercompany loans Income Tax (73) 29 • One time benefit Income/(Loss) From Continuing Operations 203 133 Discontinued Operations (Net of Tax) - 4 Net Income / (Loss) 203 137 Net Income from Continuing Operations Improved Versus Prior Year

2024 Full Year Guidance Details

($ in millions) (Enrollments rounded to the nearest thousand)	Total Enrollment	Revenues	Adj. EBITDA
2023 FY Results As Reported	**449K**	**$1,484**	**$419**
Organic Growth (incl. Restructuring)	Approx. 21K	$97 - $102	$36 - $40
Organic Growth %	Approx. 5%	7%	9% - 10%
2024 FY Guidance (Constant Currency)	**Approx. 470K**	**$1,581 - $1,586**	**$455 - $459**
FX Impact (spot FX) (1)		($30)	($8)
2024 FY Guidance (@ spot FX) (1)	**Approx. 470K**	**$1,551 - $1,556**	**$447 - $451**
As Reported Growth %	**Approx. 5%**	**5%**	**7% - 8%**

Improved Constant Currency Outlook
Expected to Cover FX Headwinds

(1) Based on actual FX rates for January through October, and spot FX rates (local currency per US dollar) of MXN 20.20 & PEN 3.77 for November through December 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded.

Note: An outlook for 2024 net income and reconciliation of the forward-looking 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

©2024 Laureate Education, Inc.
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25©2024 Laureate Education, Inc. Q4 2024 Guidance Details (1) Based on actual FX rates for October and spot FX rates (local currency per US dollar) of MXN 20.20 & PEN 3.77 for November through December 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. Note: An outlook for Q4 2024 net income and reconciliation of the forward-looking Q4 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort. Continued Top Line Growth and Margin Expansion Expected During Fourth Quarter Q4 Guidance ($ in millions) Revenues Adj. EBITDA 2023 Q4 Results As Reported $409 $131 Timing Impact Intra-Year (academic calendar) $10 $7 2023 Q4 Results Adjusted $419 $138 Organic Growth $20 - $25 $10 - $14 Organic Growth % (excl. Mexico restructuring) 5% - 6% 7% - 10% 2024 Q4 Guidance (Constant Currency) $439 - $444 $148 - $152 FX Impact (spot FX) (1) ($31) ($10) 2024 Q4 Guidance (@ spot FX) (1) $408 - $413 $138 - $142

26©2024 Laureate Education, Inc. Return of Capital Summary Since 2019 ($ in millions) Stock Buybacks Cash Distributions / Dividends Total 2019 $264 - $264 2020 $100 - $100 2021 $380 $1,375 $1,755 2022 $282 $249 $531 2023 - $110 $110 YTD Sept 2024 $100 - $100 Cumulative Since 2019 $1,126 $1,734 $2,860 Strong Track Record of Returning Capital to Shareholders Nearly $3 Billion of Capital Returned to Shareholders Since Start of 2019

27©2024 Laureate Education, Inc. New Enrollments Seasonality Intra-Year Seasonality Trends Revenue Seasonality Adjusted EBITDA Seasonality Factors Affecting Seasonality 28% 22% 48% 2% 38% 10% 49% 2% 37% 11% 50% 3% 39% 10% 48% 3% Q1 Q2 Q3 Q4 2020 2021 2022 2023 (14%) 46% 24% 44% 4% 42% 30% 24% 8% 43% 21% 28% 8% 42% 19% 31% Q1 Q2 Q3 Q4 2020 2021 2022 2023 19% 30% 24% 28% 18% 30% 25% 27% 17% 31% 24% 28% 17% 31% 24% 28% Q1 Q2 Q3 Q4 2020 2021 2022 2023  Large intake cycles at end of Q1 (Peru) and end of Q3 (Mexico) drive seasonality of earnings  Q2 and Q4 are typically Laureate’s strongest earnings quarters  Academic calendar  FX trends

28©2024 Laureate Education, Inc. Financial Results & Tables

Financial Tables

Consolidated Statements of Operations

IN MILLIONS *(except per share amounts)*	For the three months ended September 30, 2024	2023	Change	For the nine months ended September 30, 2024	2023	Change
Revenues	$ 368.6	$ 361.5	$ 7.1	$ 1,143.2	$ 1,074.9	$ 68.3
Costs and expenses:						
Direct costs	286.0	291.1	(5.1)	858.9	810.4	48.5
General and administrative expenses	10.6	11.8	(1.2)	34.6	34.0	0.6
Loss on impairment of assets	—	—	—	—	1.6	(1.6)
Operating income	72.0	58.7	13.3	249.8	228.8	21.0
Interest income	2.4	2.8	(0.4)	6.3	6.9	(0.6)
Interest expense	(5.0)	(5.2)	0.2	(14.8)	(17.3)	2.5
Other income, net	0.9	0.1	0.8	0.5	0.2	0.3
Foreign currency exchange gain (loss), net	14.5	9.8	4.7	36.4	(51.6)	88.0
Gain (loss) on disposal of subsidiaries, net	—	3.3	(3.3)	(3.1)	3.6	(6.7)
Income from continuing operations before income taxes	84.9	69.5	15.4	275.0	170.7	104.3
Income tax benefit (expense)	0.5	(33.7)	34.2	(72.5)	(101.4)	28.9
Income from continuing operations	85.3	35.7	49.6	202.5	69.3	133.2
Income (loss) from discontinued operations, net of tax	—	0.2	(0.2)	0.3	(3.8)	4.1
Net income	85.3	36.0	49.3	202.8	65.5	137.3
Net income attributable to noncontrolling interests	0.1	0.2	(0.1)	—	0.2	(0.2)
Net income attributable to Laureate Education, Inc.	$ 85.5	$ 36.2	$ 49.3	$ 202.8	$ 65.7	$ 137.1
Basic and diluted earnings per share:						
Basic weighted average shares outstanding	151.6	157.3	(5.7)	154.2	157.2	(3.0)
Diluted weighted average shares outstanding	152.2	157.8	(5.6)	154.7	157.7	(3.0)
Basic and diluted earnings per share	$ 0.56	$ 0.23	$ 0.33	$ 1.31	$ 0.42	$ 0.89

Note: Dollars in millions, except per share amounts, may not sum to total due to rounding.

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Financial Tables

Revenue and Adjusted EBITDA by segment: Quarter

IN MILLIONS

For the three months ended September 30,	2024	2023	% Change: Reported	% Change: Organic Constant Currency[1]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: Acq/Div.	$ Variance Components: FX
Revenues								
Mexico	$ 182.5	$ 185.4	(2)%	9%	$ (2.9)	$ 16.8	$ —	$ (19.7)
Peru	186.1	176.2	6%	8%	9.9	14.0	—	(4.1)
Corporate & Eliminations	—	—	nm	nm	—	—	—	—
Total Revenues	$ 368.6	$ 361.5	2%	9%	$ 7.1	$ 30.9	$ —	$ (23.8)
Adjusted EBITDA								
Mexico	$ 20.0	$ 21.9	(9)%	2%	$ (1.9)	$ 0.4	$ —	$ (2.3)
Peru	79.8	66.3	20%	23%	13.5	15.1	—	(1.6)
Corporate & Eliminations	(8.3)	(9.9)	16%	16%	1.6	1.6	—	—
Total Adjusted EBITDA	$ 91.4	$ 78.4	17%	22%	$ 13.0	$ 16.9	$ —	$ (3.9)

nm - percentage changes not meaningful

[1] Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" percentage changes are calculated by dividing the Organic Constant Currency amounts by the 2023 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions may not sum to total due to rounding.

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Financial Tables

Revenue and Adjusted EBITDA by segment: Year-to-Date

IN MILLIONS

For the nine months ended September 30,	2024	2023	% Change: Reported	% Change: Organic Constant Currency[(2)]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: Acq/Div.	$ Variance Components: FX
Revenues								
Mexico	$ 615.2	$ 559.5	10%	9%	$ 55.7	$ 49.3	$ —	$ 6.4
Peru	528.0	515.4	2%	3%	12.6	17.8	—	(5.2)
Corporate & Eliminations	0.1	—	nm	nm	0.1	0.1	—	—
Total Revenues	$ 1,143.2	$ 1,074.9	6%	6%	$ 68.3	$ 67.1	$ —	$ 1.2
Adjusted EBITDA								
Mexico	$ 128.1	$ 109.1	17%	13%	$ 19.0	$ 14.0	$ —	$ 5.0
Peru	209.4	207.1	1%	3%	2.3	5.3	—	(3.0)
Corporate & Eliminations	(28.6)	(28.8)	1%	1%	0.2	0.2	—	—
Total Adjusted EBITDA	$ 308.9	$ 287.3	8%	7%	$ 21.6	$ 19.6	$ —	$ 2.0

nm - percentage changes not meaningful

(2) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" percentage changes are calculated by dividing the Organic Constant Currency amounts by the 2023 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions may not sum to total due to rounding.

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32©2024 Laureate Education, Inc. Financial Tables Consolidated Balance Sheets Note: Dollars in millions may not sum to total due to rounding. IN MILLIONS September 30, 2024 December 31, 2023 Change Assets Cash and cash equivalents $ 134.4 $ 89.4 $ 45.0 Receivables (current), net 91.2 92.1 (0.9) Other current assets 34.8 42.0 (7.2) Property and equipment, net 508.5 562.2 (53.7) Operating lease right-of-use assets, net 302.3 371.6 (69.3) Goodwill and other intangible assets 729.7 830.7 (101.0) Deferred income taxes 63.3 71.4 (8.1) Other long-term assets 46.4 49.9 (3.5) Current and long-term assets held for sale 16.6 16.3 0.3 Total assets $ 1,927.2 $ 2,125.6 $ (198.4) Liabilities and stockholders' equity Accounts payable and accrued expenses $ 204.2 $ 209.4 $ (5.2) Deferred revenue and student deposits 86.8 69.4 17.4 Total operating leases, including current portion 347.3 417.6 (70.3) Total long-term debt, including current portion 152.8 165.1 (12.3) Other liabilities 229.4 303.6 (74.2) Current and long-term liabilities held for sale 10.0 11.5 (1.5) Total liabilities 1,030.4 1,176.5 (146.1) Redeemable noncontrolling interests and equity 1.4 1.4 — Total stockholders' equity 895.3 947.7 (52.4) Total liabilities and stockholders' equity $ 1,927.2 $ 2,125.6 $ (198.4)

33©2024 Laureate Education, Inc. Financial Tables Consolidated Statements of Cash Flows Note: Dollars in millions may not sum to total due to rounding. For the nine months ended September 30, IN MILLIONS 2024 2023 Change Cash flows from operating activities Net income $ 202.8 $ 65.5 $ 137.3 Depreciation and amortization 52.1 52.0 0.1 Loss on lease terminations and disposals of subsidiaries and property and equipment, net 6.5 5.3 1.2 Deferred income taxes (39.9) (9.5) (30.4) Unrealized foreign currency exchange (gain) loss (38.6) 51.1 (89.7) Income tax receivable/payable, net (21.4) (6.7) (14.7) Working capital, excluding tax accounts (37.7) (25.8) (11.9) Other non-cash adjustments 68.3 55.6 12.7 Net cash provided by operating activities 192.0 187.4 4.6 Cash flows from investing activities Purchase of property and equipment (34.6) (26.7) (7.9) Receipts from sales of property and equipment 3.3 0.3 3.0 Net receipts from sales of discontinued operations 0.8 0.3 0.5 Net cash used in investing activities (30.5) (26.2) (4.3) Cash flows from financing activities Increase (decrease) in long-term debt, net (8.4) (119.1) 110.7 Payments to repurchase common stock (100.0) — (100.0) Financing other, net (3.3) (1.1) (2.2) Net cash used in financing activities (111.7) (120.2) 8.5 Effects of exchange rate changes on Cash and cash equivalents and Restricted cash (6.2) 4.0 (10.2) Change in cash included in current assets held for sale 0.2 (0.3) 0.5 Net change in Cash and cash equivalents and Restricted cash 43.8 44.7 (0.9) Cash and cash equivalents and Restricted cash at beginning of period 96.9 93.8 3.1 Cash and cash equivalents and Restricted cash at end of period $ 140.7 $ 138.4 $ 2.3

Financial Tables

Non-GAAP Reconciliation (1 of 2)

The following table reconciles Net Income to Adjusted EBITDA and Adjusted EBITDA margin:

	For the three months ended September 30,			For the nine months ended September 30,		
IN MILLIONS	2024	2023	Change	2024	2023	Change
Net income	$ 85.3	$ 36.0	$ 49.3	$ 202.8	$ 65.5	$ 137.3
Plus:						
(Income) loss from discontinued operations, net of tax	—	(0.2)	0.2	(0.3)	3.8	(4.1)
Income from continuing operations	85.3	35.7	49.6	202.5	69.3	133.2
Plus:						
Income tax (benefit) expense	(0.5)	33.7	(34.2)	72.5	101.4	(28.9)
Income from continuing operations before income taxes	84.9	69.5	15.4	275.0	170.7	104.3
Plus:						
(Gain) loss on disposal of subsidiaries, net	—	(3.3)	3.3	3.1	(3.6)	6.7
Foreign currency exchange (gain) loss, net	(14.5)	(9.8)	(4.7)	(36.4)	51.6	(88.0)
Other income, net	(0.9)	(0.1)	(0.8)	(0.5)	(0.2)	(0.3)
Interest expense	5.0	5.2	(0.2)	14.8	17.3	(2.5)
Interest income	(2.4)	(2.8)	0.4	(6.3)	(6.9)	0.6
Operating income	72.0	58.7	13.3	249.8	228.8	21.0
Plus:						
Depreciation and amortization	16.6	17.9	(1.3)	52.1	52.0	0.1
EBITDA	88.6	76.6	12.0	301.9	280.8	21.1
Plus:						
Share-based compensation expense (3)	2.8	1.8	1.0	7.1	4.9	2.2
Loss on impairment of assets (4)	—	—	—	—	1.6	(1.6)
Adjusted EBITDA	$ 91.4	$ 78.4	$ 13.0	$ 308.9	$ 287.3	$ 21.6
Revenues	$ 368.6	$ 361.5	$ 7.1	$ 1,143.2	$ 1,074.9	$ 68.3
Income from continuing operations margin	23.1 %	9.9 %	1,326 bps	17.7 %	6.5 %	1,126 bps
Adjusted EBITDA margin	24.8 %	21.7 %	311 bps	27.0 %	26.7 %	29 bps

(3) Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718.
(4) Represents non-cash charges related to impairments of long-lived assets.

Note: Dollars in millions may not sum to total due to rounding.

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35©2024 Laureate Education, Inc. Financial Tables Non-GAAP Reconciliation (2 of 2) The following table reconciles operating cash flow to Free Cash Flow for the nine months ended September 30, 2024 and 2023: Note: Dollars in millions may not sum to total due to rounding. IN MILLIONS 2024 2023 Change Net cash provided by operating activities $ 192.0 $ 187.4 $ 4.6 Capital expenditures: Purchase of property and equipment (34.6) (26.7) (7.9) Receipts from sales of property and equipment 3.3 0.3 3.0 Free Cash Flow $ 160.7 $ 161.0 $ (0.3)

©2024 Laureate Education, Inc.